Exhibit 99.1

OUTFRONT MEDIA REPORTS SECOND QUARTER 2016 RESULTS
Revenues of $385.3 million
Operating Income of $59.0 million; Net income of $28.5 million, $0.21 per diluted share
Adjusted OIBDA of $123.0 million
AFFO of $81.0 million, $0.59 per diluted share
Quarterly dividend of $0.34 per share, payable September 30, 2016

NEW YORK, August 4, 2016 – OUTFRONT Media Inc. (NYSE: OUT) today reported results for the quarter ended June 30, 2016.

“Performance this quarter reflected good execution with organic revenues up 4.3% and AFFO up 13.4%,” said Jeremy Male, Chairman and Chief Executive Officer of OUTFRONT Media.  “We're particularly pleased with our organic U.S. Media growth at 4.9%, which was driven by continued improvement in our billboard markets alongside a strong market for transit advertising - both indicators that we are successfully connecting the right target audiences with our advertisers."

Second Quarter Results	Three Months Ended June 30,		Six Months Ended June 30,
$ in Millions, except per share amounts	2016	2015	2016	2015
Revenues	$385.3	$384.7	$733.7	$728.6
Organic Revenues	382.2	366.6	717.6	691.8
Operating Income	59.0	54.6	83.2	81.2
Adjusted OIBDA	123.0	119.1	211.1	206.1
Net Income	28.5	22.2	26.2	23.3
Earnings per Share[1]	$0.21	$0.16	$0.19	$0.17
Funds From Operations (FFO)	79.2	71.9	127.7	121.8
Adjusted FFO (AFFO)	81.0	71.4	130.0	120.9
AFFO per Share[1]	$0.59	$0.52	$0.94	$0.88
Note: Reflects disposition of Latin America business on April 1, 2016. See exhibits for reconciliations of non-GAAP financial measures; 1) Per share for diluted earnings per share

Second Quarter 2016 Results

Consolidated
Reported revenues of $385.3 million increased $0.6 million, or 0.2%, for the second quarter of 2016 as compared to the same prior-year period. On an organic basis, revenues of $382.2 million for the second quarter of 2016 were up 4.3% compared to the same prior-year period.

Reported billboard revenues of $273.6 million decreased $6.5 million, or 2.3%, due primarily to the disposition of the Company's outdoor advertising business in Latin America, lower performance in Canada and foreign currency exchange losses, partially offset by an increase in average revenue per display (yield) and increased revenues from the conversion of static billboards to digital. On an organic basis, billboard revenues were up 3.1% compared to the same prior-year period due to higher U.S. billboard revenues, partially offset by results in Canada.

Reported transit and other revenues of $111.7 million increased $7.1 million, or 6.8%, due to stronger U.S. market conditions in local and national advertising, the impact of an acquisition, and the net effect of won and lost franchises. On an organic basis, transit and other revenues increased 7.2% over the same prior-year period.

Total Operating expenses of $201.6 million decreased $4.8 million, or 2.3%, due primarily to the disposition of Latin America. Selling, General and Administrative expenses (“SG&A”) of $65.2 million grew $1.6 million, or 2.5% over the same prior-year period, primarily as a result of increased sales and other compensation-related expenses and higher professional fees, partially offset by the disposition of Latin America.

Reported Adjusted OIBDA of $123.0 million increased $3.9 million, or 3.3%.

Segment Results

We currently manage our operations through three operating segments — (1) U.S. Billboard and Transit, which is included in our U.S. Media reportable segment, (2) International and (3) Sports Marketing, which are included in other.

U.S. Media
Reported revenues of $356.5 million increased $19.6 million, or 5.8%, for the second quarter of 2016 as compared to the same prior-year period, reflecting increased local revenues, an increase in average revenue per display (yield) and growth attributable to conversion of static billboards to digital. On an organic basis, revenues were $353.4 million for the second quarter of 2016, an increase of 4.9% from the same prior-year period. On an organic basis, billboard revenues were up 4.3% due to an increase in average revenue per display (yield) and growth attributable to conversion of static billboards to digital. On an organic basis, transit and other revenues were up 6.7% compared to the same prior-year period, driven by stronger market conditions in local and national advertising as reflected by an increase in average revenue per display (yield) and the net effect of won and lost franchises. Reported Adjusted OIBDA of $123.7 million increased $5.2 million, or 4.4%, compared to the same prior-year period.

Other
Reported revenues of $28.8 million decreased $19.0 million, or 39.7%, in the second quarter of 2016 as compared to the same prior-year period due primarily to the disposition of Latin America and the impact of foreign currency exchange. Reported Adjusted OIBDA was $8.4 million in the second quarter of 2016 compared to $10.0 million in the same prior-year period.

Corporate
Corporate costs, excluding stock-based compensation, decreased $0.3 million to $9.1 million in the second quarter of 2016 compared to the same prior-year period.

Loss on Real Estate Assets Held for Sale
On April 1, 2016, we completed the sale of our equity interests in certain of our subsidiaries, which held all of the assets of our outdoor advertising business in Latin America. On the Consolidated Statement of Operations, we recorded a loss on real estate assets held for sale of approximately $1.3 million in the three months ended March 31, 2016.

Interest Expense
Net Interest expense in the second quarter of 2016 was $28.7 million, including amortization of deferred financing costs of $1.8 million. Net interest expense in the second quarter of 2015 was $28.9 million, including amortization of deferred financing costs of $1.4 million. The weighted average cost of debt at June 30, 2016, was 4.7%.

Income Taxes
The provision for income taxes was $3.4 million in the second quarter of 2016 and $4.5 million in the second quarter of 2015. Cash paid for income taxes in the six months ended June 30, 2016 was $0.7 million, reflecting a positive one-time tax settlement in the three months ended June 30, 2016, as compared to cash paid for income taxes of $1.9 million in the same prior-year period.

Net Income
Net income was $28.5 million in the second quarter of 2016 as compared to $22.2 million in the same prior-year period. Net income for the second quarter of 2016 was primarily impacted by higher operating income and lower income taxes. Diluted weighted average shares outstanding were 138.3 million for the second quarter of 2016 and 137.8 million for the same prior-year period. Net income per common share for diluted earnings per share was $0.21 for the second quarter of 2016 as compared to $0.16 in the same prior-year period.

FFO & AFFO
FFO was $79.2 million in the second quarter of 2016, an increase of $7.3 million from the same prior-year period, driven primarily by higher net income. AFFO was $81.0 million in the second quarter of 2016, an increase of $9.6 million over the same prior-year period, due primarily to higher net income and lower maintenance capital expenditures. AFFO per diluted weighted average share was $0.59 in the second quarter of 2016 and $0.52 in the second quarter of 2015.

Cash Flow & Capital Expenditures
Net cash flow provided by operating activities of $104.7 million for the six months ended June 30, 2016 increased $30.6 million compared to $74.1 million during the same prior-year period, primarily due to higher net income as adjusted for non-cash items and a lower use of working capital. Total capital expenditures increased $2.3 million to $30.0 million for the six months ended June 30, 2016.

Dividends
In the six months ended June 30, 2016, the Company paid cash dividends of $94.7 million. The Company announced on July 27, 2016 that its board of directors has approved a quarterly cash dividend on the Company’s common stock of $0.34 per share payable on September 30, 2016, to shareholders of record at the close of business on September 9, 2016.

Balance Sheet and Liquidity
As of June 30, 2016, the Company’s liquidity position included cash of $61.0 million and $393.8 million of availability under its $425.0 million revolving credit facility, net of $31.2 million of issued letters of credit against the revolving credit facility. Total debt outstanding at June 30, 2016 was $2.2 billion, primarily consisting of a $708.9 million term loan and $1.5 billion of senior unsecured notes, net of discounts and premiums. During the six months ended June 30, 2016, the Company made aggregate discretionary payments of $40.0 million on its term loan.

Conference Call
The Company will host a conference call to discuss the results on August 4, 2016 at 4:30 p.m. Eastern Time. The conference call numbers are 877-627-6511 (U.S. callers) and 719-457-2088 (International callers) and the passcode for both is 7764611. Live and replay versions of the conference call will be webcast in the Investor Relations section of the Company’s website, www.OUTFRONTmedia.com.

Supplemental Materials
In addition to this press release, the Company has provided a supplemental investor presentation which can be viewed on the Company’s website, www.OUTFRONTmedia.com.

About OUTFRONT Media Inc.
OUTFRONT Media is one of the largest out-of-home media companies in North America with a leading presence in top markets throughout the United States and Canada. We have a diverse portfolio of billboard, transit and digital displays reaching mass audiences, as well as a distinct offering of prime assets impacting select markets. As part of our recently launched ON Smart Media platform, we are developing hardware and software solutions for enhanced demographic and location targeting, and engaging ways to connect with consumers on-the-go.

Contact:
Investors:	Media:
Gregory Lundberg	Carly Zipp
Senior Vice President, Investor Relations	Director of Communications
(212) 297-6441	(212) 297-6479
greg.lundberg@OUTFRONTmedia.com	carly.zipp@OUTFRONTmedia.com

Non-GAAP Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) provided throughout this document, this document and the accompanying tables include non-GAAP financial measures as described below. We calculate revenues on a constant dollar basis as reported revenues excluding the impact of foreign currency exchange rates between periods. We provide constant dollar revenues to understand the underlying growth rate of revenue excluding the impact of changes in foreign currency exchange rates between periods, which are not under management’s direct control. Our management believes constant dollar revenues are useful to users of our financial data because it enables them to better understand the level of growth of our business period to period. We calculate organic revenues as reported revenues excluding revenues associated with significant acquisitions and divestitures, revenues associated with business lines we no longer operate, and the impact of foreign currency exchange rates (“non-organic revenues”). We provide organic revenues to understand the underlying growth rate of revenue excluding the impact of non-organic revenue items. Our management believes organic revenues are useful to users of our financial data because it enables them to better understand the level of growth of our business period to period. We calculate and define "Adjusted OIBDA" as operating income (loss) before depreciation, amortization, net (gain) loss on dispositions, stock-based compensation, restructuring charges and loss on real estate assets held for sale. We calculate Adjusted OIBDA margin by dividing Adjusted OIBDA by total revenues. Adjusted OIBDA and Adjusted OIBDA margin are among the primary measures we use for managing our business, evaluating our operating performance and planning and forecasting future periods, as each is an important indicator of our operational strength and business performance. Our management believes users of our financial data are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in managing, planning and executing our business strategy. Our management also believes that the presentations of Adjusted OIBDA and Adjusted OIBDA margin, as supplemental measures, are useful in evaluating our business because eliminating certain non-comparable items highlight operational trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. It is management’s opinion that these supplemental measures provide users of our financial data with an important perspective on our operating performance and also make it easier for users of our financial data to compare our results with other companies that have different financing and capital structures or tax rates. We calculate Funds From Operations ("FFO") in accordance with the definition established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO reflects net income (loss) adjusted to exclude gains and losses from the sale of real estate assets, depreciation and amortization of real estate assets, amortization of direct lease acquisition costs, the non-cash effect of loss on real estate assets held for sale and the same adjustments for our equity-based investments, as well as the related income tax effect of adjustments, as applicable. We calculate Adjusted AFFO ("AFFO") as FFO adjusted to include cash paid for direct lease acquisition costs as such costs are generally amortized over a period ranging from four weeks to one year and therefore are incurred on a regular basis. AFFO also includes cash paid for maintenance capital expenditures since these are routine uses of cash that are necessary for our operations. In addition, AFFO excludes costs related to restructuring charges, as well as certain non-cash items, including non-real estate depreciation and amortization, deferred income taxes, stock-based compensation expense, accretion expense, the non-cash effect of straight-line rent and amortization of deferred financing costs, as well as the related income tax effect of adjustments. We use FFO and AFFO measures for managing our business and for planning and forecasting future periods, and each is an important indicator of our operational strength and business performance, especially compared to other real estate investment trusts ("REITs"). Our management believes users of our financial data are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in managing, planning and executing our business strategy. Our management also believes that the presentations of FFO, AFFO, and related per weighted average share amounts, as supplemental measures, are useful in evaluating our business because adjusting results to reflect items that have more bearing on the operating performance of REITs highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. It is management’s opinion that these supplemental measures provide users of our financial data with an important perspective on our operating performance and also make it easier to compare our results to other companies in our industry, as well as to REITs. Since constant dollar revenues, organic revenues, Adjusted OIBDA, Adjusted

OIBDA margin, FFO and AFFO and, as applicable, related per weighted average share amounts, are not measures calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, revenues, operating income (loss), net income (loss) and net income (loss) per common share for basic and diluted earnings per share ("EPS"), the most directly comparable GAAP financial measures, as indicators of operating performance. These measures, as we calculate them, may not be comparable to similarly titled measures employed by other companies. In addition, these measures do not necessarily represent funds available for discretionary use and are not necessarily a measure of our ability to fund our cash needs.

Please see Exhibits 4-7 of this release for a reconciliation of the above non-GAAP financial measures to the most directly comparable GAAP financial measures.

Cautionary Statement Regarding Forward-Looking Statements
We have made statements in this document that are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “would,” “may,” “might,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “projects,” “predicts,” “estimates,” “forecast” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions related to our capital resources, portfolio performance and results of operations. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and may not be able to be realized. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: declines in advertising and general economic conditions; competition; government regulation; our inability to increase the number of digital advertising displays in our portfolio; taxes, fees and registration requirements; our ability to obtain and renew key municipal contracts on favorable terms; decreased government compensation for the removal of lawful billboards; content-based restrictions on outdoor advertising; environmental, health and safety laws and regulations; seasonal variations; acquisitions and other strategic transactions that we may pursue could have a negative effect on our results of operations; dependence on our management team and advertising executives; the ability of our board of directors to cause us to issue additional shares of stock without stockholder approval; certain provisions of Maryland law may limit the ability of a third party to acquire control of us; our rights and the rights of our stockholders to take action against our directors and officers are limited; our substantial indebtedness; restrictions in the agreements governing our indebtedness; incurrence of additional debt; interest rate risk exposure from our variable-rate indebtedness; our ability to generate cash to service our indebtedness; cash available for distributions; hedging transactions; diverse risks in our international business; a breach of our security measures; failure to comply with regulations regarding privacy and data protection; the financial information included in our filings with the Securities and Exchange Commission (the “SEC”) may not be a reliable indicator of our future results; asset impairment charges for goodwill; our failure to remain qualified to be taxed as a REIT; REIT distribution requirements; availability of external sources of capital; we may face other tax liabilities even if we remain qualified to be taxed as a REIT; complying with REIT requirements may cause us to liquidate investments or forgo otherwise attractive opportunities; our ability to contribute certain contracts to a taxable REIT subsidiary (“TRS”); our planned use of TRSs may cause us to fail to remain qualified to be taxed as a REIT; REIT ownership limits; complying with REIT requirements may limit our ability to hedge effectively; failure to meet the REIT income tests as a result of receiving non-qualifying income; even if we remain qualified to be taxed as a REIT, and we sell assets, we could be subject to tax on any unrealized net built-in gains in the assets held before electing to be treated as a REIT; the Internal Revenue Service (the “IRS”) may deem the gains from sales of our outdoor advertising assets to be subject to a 100% prohibited transaction tax; establishing an operating partnership as part of our REIT structure; our limited operating history as a REIT; and other factors described in our filings with the SEC, including but not limited to the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 29, 2016. All forward-looking statements in this document apply as of the date of this document or as of the date they were made and, except as required by applicable law, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors of new information, data or methods, future events or other changes.

EXHIBITS

Exhibit 1: CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) See Notes on Page 14

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share amounts)	2016	2015	2016	2015
Revenues:
Billboard	$273.6	$280.1	$524.0	$527.0
Transit and other	111.7	104.6	209.7	201.6
Total revenues	385.3	384.7	733.7	728.6
Expenses:
Operating	201.6	206.4	401.4	405.2
Selling, general and administrative	65.2	63.6	130.5	125.3
Restructuring charges	0.4	2.0	0.4	2.6
Loss on real estate assets held for sale	—	—	1.3	—
Net loss on dispositions	0.2	0.9	0.6	0.6
Depreciation	28.5	28.0	57.6	56.7
Amortization	30.4	29.2	58.7	57.0
Total expenses	326.3	330.1	650.5	647.4
Operating income	59.0	54.6	83.2	81.2
Interest expense, net	(28.7)	(28.9)	(57.3)	(56.7)
Other income (expense), net	0.2	(0.1)	—	—
Income before provision for income taxes and equity in earnings of investee companies	30.5	25.6	25.9	24.5
Provision for income taxes	(3.4)	(4.5)	(2.1)	(3.1)
Equity in earnings of investee companies, net of tax	1.4	1.1	2.4	1.9
Net income	$28.5	$22.2	$26.2	$23.3

Net income per common share:
Basic	$0.21	$0.16	$0.19	$0.17
Diluted	$0.21	$0.16	$0.19	$0.17

Weighted average shares outstanding:
Basic	137.9	137.4	137.8	137.1
Diluted	138.3	137.8	138.2	137.6

Exhibit 2: CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited) See Notes on Page 14

	As of
(in millions)	June 30, 2016	December 31, 2015
Assets:
Current assets:
Cash and cash equivalents	$61.0	$101.6
Receivables, less allowance ($9.8 in 2016 and $8.9 in 2015)	213.6	209.5
Prepaid lease and transit franchise costs	63.4	61.5
Other prepaid expenses	22.0	21.9
Assets held for sale	—	5.2
Other current assets	9.2	12.5
Total current assets	369.2	412.2
Property and equipment, net	681.1	701.7
Goodwill	2,090.7	2,074.7
Intangible assets	577.0	570.5
Other assets	63.1	56.4
Total assets	$3,781.1	$3,815.5

Liabilities:
Current liabilities:
Accounts payable	$70.6	$83.6
Accrued compensation	24.2	39.4
Accrued interest	15.6	19.5
Accrued lease costs	23.0	28.8
Other accrued expenses	46.4	35.3
Deferred revenues	30.2	20.7
Short-term debt	—	—
Liabilities held for sale	—	25.0
Other current liabilities	15.4	13.3
Total current liabilities	225.4	265.6
Long-term debt	2,184.3	2,222.0
Deferred income tax liabilities, net	10.0	10.9
Asset retirement obligation	34.0	33.2
Other liabilities	71.8	71.2
Total liabilities	2,525.5	2,602.9

Commitments and contingencies

Stockholders’ equity:
Common stock (2016 - 450.0 shares authorized, and 137.9 shares issued
and outstanding; 2015 - 450.0 shares authorized, and 137.6 issued and outstanding)	1.4	1.4
Additional paid-in capital	1,939.3	1,934.3
Distribution in excess of earnings	(670.2)	(602.2)
Accumulated other comprehensive loss	(14.9)	(120.9)
Total stockholders’ equity	1,255.6	1,212.6
Total liabilities and stockholders’ equity	$3,781.1	$3,815.5

Exhibit 3: CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) See Notes on Page 14

	Six Months Ended
	June 30,
(in millions)	2016	2015
Operating activities:
Net income	$26.2	$23.3
Adjustments to reconcile net income to net cash flow provided by operating activities:
Depreciation and amortization	116.3	113.7
Deferred tax benefit	(1.8)	(0.9)
Stock-based compensation	9.3	8.0
Provision for doubtful accounts	2.3	1.8
Accretion expense	1.2	1.2
Loss on real estate assets held for sale	1.3	—
Net loss on dispositions	0.6	0.6
Equity in earnings of investee companies, net of tax	(2.4)	(1.9)
Distributions from investee companies	1.6	2.4
Amortization of deferred financing costs and debt discount and premium	3.2	2.9
Change in assets and liabilities, net of investing and financing activities	(53.1)	(77.0)
Net cash flow provided by operating activities	104.7	74.1

Investing activities:
Capital expenditures	(30.0)	(27.7)
Acquisitions	(61.3)	(10.2)
Proceeds from dispositions	87.9	8.8
Net cash flow used for investing activities	(3.4)	(29.1)

Financing activities:
Proceeds from long-term debt borrowings - senior notes	—	103.8
Proceeds from borrowings under revolving credit facility	35.0	105.0
Repayments of borrowings under revolving credit facility	(35.0)	(105.0)
Repayments of long-term borrowings - term loan	(40.0)	—
Deferred financing fees	(0.4)	(3.3)
Proceeds from stock option exercises	—	2.0
Taxes withheld for stock-based compensation	(6.8)	(3.8)
Dividends	(94.7)	(102.0)
Other	(0.2)	(0.6)
Net cash flow provided by financing activities	(142.1)	(3.9)

Effect of exchange rate changes on cash and cash equivalents	0.2	(1.2)
Net increase (decrease) in cash and cash equivalents	(40.6)	39.9
Cash and cash equivalents at beginning of period	101.6	28.5
Cash and cash equivalents at end of period	$61.0	$68.4

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$0.7	$1.9
Cash paid for interest	57.9	52.0

Non-cash investing and financing activities:
Accrued purchases of property and equipment	6.6	2.5
Issuance of stock for purchase of property and equipment	—	9.8
Taxes withheld for stock-based compensation	—	2.6

Exhibit 4: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited) See Notes on Page 14

	Three Months Ended June 30, 2016
(in millions, except percentages)	U.S. Media	Other	Corporate	Consolidated
Revenues:
Billboard	$258.7	$14.9	$—	$273.6
Transit and other	97.8	13.9	—	111.7
Total revenues	$356.5	$28.8	$—	$385.3
Organic revenues(a):
Billboard	$257.4	$14.9	$—	$272.3
Transit and other	96.0	13.9	—	109.9
Total organic revenues(a)	$353.4	$28.8	$—	$382.2
Non-organic revenues(b):
Billboard	$1.3	$—	$—	$1.3
Transit and other	1.8	—	—	1.8
Total non-organic revenues(b)	$3.1	$—	$—	$3.1

Operating income (loss)	$69.7	$2.9	$(13.6)	$59.0
Restructuring charges	0.4	—	—	0.4
Net (gain) loss on dispositions	0.2	—	—	0.2
Depreciation and amortization	53.4	5.5	—	58.9
Stock-based compensation	—	—	4.5	4.5
Adjusted OIBDA	$123.7	$8.4	$(9.1)	$123.0

Adjusted OIBDA margin	34.7%	29.2%	*	31.9%

Capital expenditures	$15.1	$0.5	$—	$15.6

	Three Months Ended June 30, 2015
(in millions, except percentages)	U.S. Media	Other	Corporate	Consolidated	In Constant $(c)
Revenues:
Billboard	$246.9	$33.2	$—	$280.1	$279.3
Transit and other	90.0	14.6	—	104.6	104.4
Total revenues	$336.9	$47.8	$—	$384.7	$383.7
Organic revenues(a)
Billboard	$246.9	$17.2	$—	$264.1	$264.1
Transit and other	90.0	12.5	—	102.5	102.5
Total organic revenues(a)	$336.9	$29.7	$—	$366.6	$366.6
Non-organic revenues(b):
Billboard	$—	$16.0	$—	$16.0	$15.2
Transit and other	—	2.1	—	2.1	1.9
Total non-organic revenues(b)	$—	$18.1	$—	$18.1	$17.1

Operating income (loss)	$65.2	$3.2	$(13.8)	$54.6
Restructuring charges	2.0	—	—	2.0
Net (gain) loss on dispositions	0.9	—	—	0.9
Depreciation and amortization	50.4	6.8	—	57.2
Stock-based compensation	—	—	4.4	4.4
Adjusted OIBDA	$118.5	$10.0	$(9.4)	$119.1

Adjusted OIBDA margin	35.2%	20.9%	*	31.0%

Capital expenditures	$13.6	$1.0	$—	$14.6

	Six Months Ended June 30, 2016
(in millions, except percentages)	U.S. Media	Other	Corporate	Consolidated
Revenues:
Billboard	$487.0	$37.0	$—	$524.0
Transit and other	182.1	27.6	—	209.7
Total revenues	$669.1	$64.6	$—	$733.7
Organic revenues(a):
Billboard	$485.1	$26.8	$—	$511.9
Transit and other	179.3	26.4	—	205.7
Total organic revenues(a)	$664.4	$53.2	$—	$717.6
Non-organic revenues(b):
Billboard	$1.9	$10.2	$—	$12.1
Transit and other	2.8	1.2	—	4.0
Total non-organic revenues(b)	$4.7	$11.4	$—	$16.1

Operating income (loss)	$112.8	$(2.2)	$(27.4)	$83.2
Restructuring charges	0.4	—	—	0.4
Loss on real estate assets held for sale	—	1.3	—	1.3
Net (gain) loss on dispositions	0.6	—	—	0.6
Depreciation and amortization	104.8	11.5	—	116.3
Stock-based compensation	—	—	9.3	9.3
Adjusted OIBDA	$218.6	$10.6	$(18.1)	$211.1

Adjusted OIBDA margin	32.7%	16.4%	*	28.8%

Capital expenditures	$28.6	$1.4	$—	$30.0

	Six Months Ended June 30, 2015
(in millions, except percentages)	U.S. Media	Other	Corporate	Consolidated	In Constant $(c)
Revenues:
Billboard	$468.0	$59.0	$—	$527.0	$522.5
Transit and other	173.9	27.7	—	201.6	200.9
Total revenues	$641.9	$86.7	$—	$728.6	$723.4
Organic revenues(a)
Billboard	$466.6	$28.9	$—	$495.5	$495.5
Transit and other	172.3	24.0	—	196.3	196.3
Total organic revenues(a)	$638.9	$52.9	$—	$691.8	$691.8
Non-organic revenues(b):
Billboard	$1.4	$30.1	$—	$31.5	$27.0
Transit and other	1.6	3.7	—	5.3	4.6
Total non-organic revenues(b)	$3.0	$33.8	$—	$36.8	$31.6

Operating income (loss)	$107.2	$(1.1)	$(24.9)	$81.2
Restructuring charges	2.6	—	—	2.6
Net (gain) loss on dispositions	0.5	0.1	—	0.6
Depreciation and amortization	100.2	13.5	—	113.7
Stock-based compensation	—	—	8.0	8.0
Adjusted OIBDA	$210.5	$12.5	$(16.9)	$206.1

Adjusted OIBDA margin	32.8%	14.4%	*	28.3%

Capital expenditures	$25.7	$2.0	$—	$27.7

Exhibit 5: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES
(Unaudited) See Notes on Page 14

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share amounts)	2016	2015	2016	2015
Net income	$28.5	$22.2	$26.2	$23.3
Depreciation of billboard advertising structures	26.1	25.8	52.7	52.6
Amortization of real estate related intangible assets	14.2	14.2	27.6	28.6
Amortization of direct lease acquisition costs	10.1	9.2	19.0	16.7
Loss on real estate assets held for sale	—	—	1.3	—
Net loss on disposition of billboard advertising structures	0.2	0.9	0.6	0.6
Adjustment related to equity-based investments	0.1	—	0.3	0.4
Income tax effect of adjustments	—	(0.4)	—	(0.4)
FFO	$79.2	$71.9	$127.7	$121.8

FFO per weighted average share outstanding:
Basic	$0.57	$0.52	$0.93	$0.89
Diluted	$0.57	$0.52	$0.92	$0.89

FFO	$79.2	$71.9	$127.7	$121.8
Adjustment for deferred income taxes	(1.3)	(0.5)	(1.8)	(0.9)
Cash paid for direct lease acquisition costs	(8.7)	(9.2)	(19.3)	(17.1)
Maintenance capital expenditures	(4.3)	(6.6)	(8.3)	(13.1)
Restructuring charges	0.4	2.0	0.4	2.6
Other depreciation	2.4	2.2	4.9	4.1
Other amortization	6.1	5.8	12.1	11.7
Stock-based compensation	4.5	4.4	9.3	8.0
Non-cash effect of straight-line rent	0.3	(0.1)	0.6	0.3
Accretion expense	0.6	0.6	1.2	1.2
Amortization of deferred financing costs	1.8	1.4	3.2	2.9
Income tax effect of adjustments	—	(0.5)	—	(0.6)
AFFO	$81.0	$71.4	$130.0	$120.9

AFFO per weighted average share outstanding:
Basic	$0.59	$0.52	$0.94	$0.88
Diluted	$0.59	$0.52	$0.94	$0.88

Net income per common share:
Basic	$0.21	$0.16	$0.19	$0.17
Diluted	$0.21	$0.16	$0.19	$0.17

Weighted average shares outstanding:
Basic	137.9	137.4	137.8	137.1
Diluted	138.3	137.8	138.2	137.6

Exhibit 6: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES
(Unaudited) See Notes on Page 14

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions)	2016	2015	2016	2015
Adjusted OIBDA	$123.0	$119.1	$211.1	$206.1
Interest expense, net, less amortization of deferred financing costs	(26.9)	(27.5)	(54.1)	(53.8)
Current taxes	(4.7)	(5.9)	(3.9)	(5.0)
Cash paid for direct lease acquisition costs	(8.7)	(9.2)	(19.3)	(17.1)
Maintenance capital expenditures	(4.3)	(6.6)	(8.3)	(13.1)
Equity earnings of investee companies	1.4	1.1	2.4	1.9
Adjustment related to equity-based investments	0.1	—	0.3	0.4
Non-cash effect of straight-line rent	0.3	(0.1)	0.6	0.3
Accretion expense	0.6	0.6	1.2	1.2
Other expense	0.2	(0.1)	—	—
AFFO	$81.0	$71.4	$130.0	$120.9

Exhibit 7: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES
(Unaudited) See Notes on Page 14

Outdoor Advertising Business in Latin America (Sold on April 1, 2016)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions)	2016	2015	2016	2015
Revenues	NA	$17.1	$11.4	$31.6

Operating loss	NA	$0.8	$(3.0)	$—
Loss on real estate assets held for sale	NA	—	1.3	—
Depreciation	NA	1.0	0.9	2.0
Amortization	NA	0.4	0.3	0.9
Adjusted OIBDA	NA	$2.2	$(0.5)	$2.9

Net loss	NA	$(1.3)	$(3.2)	$(2.2)
Depreciation of billboard advertising structures	NA	0.8	0.1	1.6
Amortization of direct lease acquisition costs	NA	0.4	0.3	0.9
Loss on real estate assets held for sale	NA	—	1.3	—
FFO	NA	$(0.1)	$(1.5)	$0.3
Cash paid for direct lease acquisition costs	NA	(0.4)	(0.3)	(0.9)
Maintenance capital expenditures	NA	(0.1)	—	(0.1)
Other depreciation	NA	0.2	0.8	0.4
Accretion expense	NA	—		0.1
AFFO	NA	$(0.4)	$(1.0)	$(0.2)

Exhibit 8: OPERATING EXPENSES
(Unaudited) See Notes on Page 14

	Three Months Ended			Six Months Ended
(in millions, except	June 30,		%	June 30,		%
percentages)	2016	2015	Change	2016	2015	Change
Operating expenses:
Billboard property lease	$90.7	$93.2	(2.7)%	$181.1	$182.5	(0.8)%
Transit franchise	57.7	54.7	5.5	109.8	107.0	2.6
Posting, maintenance and other	53.2	58.5	(9.1)	110.5	115.7	(4.5)
Total operating expenses	$201.6	$206.4	(2.3)	$401.4	$405.2	(0.9)

Exhibit 9: EXPENSES BY SEGMENT
(Unaudited) See Notes on Page 14

	Three Months Ended			Six Months Ended
(in millions,	June 30,		%	June 30,		%
except percentages)	2016	2015	Change	2016	2015	Change
U.S. Media:
Operating expenses	$186.1	$177.4	4.9%	$360.5	$348.8	3.4%
SG&A expenses	46.7	41.0	13.9	90.0	82.6	9.0

Other:
Operating expenses	15.5	29.0	(46.6)	40.9	56.4	(27.5)
SG&A expenses	4.9	8.8	(44.3)	13.1	17.8	(26.4)

Exhibit 10: RECLASSIFICATIONS
(Unaudited) See Notes

The following tables set forth our financial performance by segment. We currently manage our operations through three operating segments — (1) U.S. Billboard and Transit, which is included in our U.S. Media reportable segment, (2) International and (3) Sports Marketing. International and Sports Marketing do not meet the criteria to be a reportable segment and accordingly, are both included in other. Our new segment reporting therefore includes U.S. Media and other. Historical financial information by reportable segment has been recast to reflect the changes in segment reporting with no impact to previously reported consolidated financial statements. Prior to April 1, 2016, our International segment included our advertising businesses in Canada and Latin America. Historical operating results for our advertising business in Latin America are included in other.

	Three Months Ended
(in millions, except percentages)	Mar. 31, 2015	Jun. 30, 2015	Sept. 30, 2015	Dec. 31, 2015	Mar. 31, 2016	Jun. 30, 2016
Revenues:
U.S. Media
Billboard	$221.1	$246.9	$250.3	$251.5	$228.3	$258.7
Transit and other	83.9	90.0	96.0	104.6	84.3	97.8
Other
Billboard	25.8	33.2	28.0	27.4	22.1	14.9
Transit and other	13.1	14.6	12.4	15.0	13.7	13.9
Total revenues	$343.9	$384.7	$386.7	$398.5	$348.4	$385.3

Expenses:
U.S. Media
Operating expenses	$171.4	$177.4	$181.9	$191.7	$174.4	$186.1
SG&A expenses	41.7	41.0	43.4	44.7	43.3	46.7
Other
Operating expenses	27.4	29.0	27.4	26.9	25.4	15.5
SG&A expenses	8.9	8.8	8.5	8.3	8.2	4.9

Corporate	7.5	9.4	11.6	9.3	9.0	9.1
Stock-based compensation	3.6	4.4	3.7	3.5	4.8	4.5
Total expenses	$260.5	$270.0	$276.5	$284.4	$265.1	$266.8

Adjusted OIBDA:
U.S. Media	$92.0	$118.5	$121.0	$119.7	$94.9	$123.7
Other	2.5	10.0	4.5	7.2	2.2	8.4
Corporate	(7.5)	(9.4)	(11.6)	(9.3)	(9.0)	(9.1)
Total Adjusted OIBDA	$87.0	$119.1	$113.9	$117.6	$88.1	$123.0

NOTES TO EXHIBITS

PRIOR PERIOD PRESENTATION CONFORMS TO CURRENT REPORTING CLASSIFICATIONS.

(a)
Organic revenues exclude revenues associated with significant acquisitions and divestitures, revenues associated with business lines we no longer operate, and the impact of foreign currency exchange rates ("non-organic revenues").

(b)	Non-organic revenues primarily relate to the disposition of Latin America and acquisitions.

(c)	Revenues on a constant dollar basis are calculated as reported revenues excluding the impact of foreign currency exchange rates between periods.

* Calculation not meaningful